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                                                                EXHIBIT 10.38




                      NONQUALIFIED STOCK OPTION AGREEMENT


TO:      Thomas A. Galas                              Dated as of:  May 16, 1995


         Pursuant to and subject to the Durakon Industries, Inc. 1988 Nonqualified Stock Option Plan, as amended (the "Plan"), and to resolutions of the Compensation Committee of the Board of Directors of Durakon Industries, Inc., a Michigan corporation (the "Corporation"), the Corporation hereby grants to you an option (the "Option") to purchase up to thirty thousand (30,000) shares of the Corporation's Common Stock, no par value (the "Shares"), at a price of sixteen and 00/100 Dollars ($16.00) per Share, upon the terms and conditions contained herein.

         1. This Option may not be transferred or assigned by you during your lifetime.

         2.   (a)    Subject to the terms of this Paragraph 2, you may exercise this Option as follows:

              (i) you may exercise this Option as to 10,000 of the Shares immediately;

              (ii) you may exercise this Option as to an additional 10,000 of the Shares beginning on May 16, 1996; and

              (iii) you may exercise this Option as to the final 10,000 of the Shares beginning on May 16, 1997.

         (b) This Option shall expire (to the extent not previously exercised) on the earlier of (i) the tenth anniversary of the date hereof or (ii) the date you cease to be employed by the Corporation for any cause other than death or permanent disability; provided, however, that if your employment by the Corporation is terminated for any reason other than death or permanent disability, or if you resign, you shall have the right for a period not to exceed three months following such termination or resignation, but in no event subsequent to the expiration date of this Option, to exercise that portion of this Option, if any, which is exercisable by you at the date of termination of your employment by the Corporation.

              (c) If your employment by the Corporation is terminated due to your death, your personal representatives shall have the right, on your behalf, for a period of one year following such termination, but in no event subsequent to the expiration date of this Option, to exercise that portion of this Option, if any, which is exercisable by you at the date of termination of your employment by the Corporation.

              (d) If your employment by the Corporation is terminated due to your permanent disability, you shall have the right for a period of three months following such termination, but in no event subsequent to the expiration date of this Option, to exercise that portion of this Option, if any, which is exercisable by you at the date of termination of your employment by the Corporation.
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         3.   This Option may be exercised by giving a written notice of exercise to the Treasurer of the Corporation. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the aggregate Option price for the number of Shares purchased and, unless a current Registration Statement is in effect covering the resale of Shares acquired upon exercise of this Option, by a representation that the Shares are being acquired for your own account, for investment purposes and not with a view to the resale or distribution of the Shares and that any subsequent offer for sale or sale of such Shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the Shares being offered and sold, or
(b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption you shall, prior to any offer for sale of such Shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation shall endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any Shares issued or transferred upon exercise of this Option. Such exercise shall be effective only upon the actual receipt of such written notice, of the aggregate Option price and of the representation described above, and no rights or privileges of a shareholder of the Corporation in respect of any of the Shares issuable upon the exercise of any part of this Option shall inure to you, or to any other person entitled to exercise this Option, unless and until certificates representing such Shares shall have been issued.

         4. It is understood and agreed that nothing contained in this Option shall confer upon you any right with respect to the continuation of your employment by the Corporation, nor interfere in any way with the right of the Board of Directors to terminate such employment at any time.

         5. If upon the exercise of this Option there shall be payable by the Corporation any amount for income tax withholding, either you shall pay such amount to the Corporation, or the amount of Common Stock delivered by the Corporation upon exercise of this Option shall be appropriately reduced, to reimburse the Corporation for such payment.

                                        Very truly yours,

                                        DURAKON INDUSTRIES, INC.,
                                        a Michigan corporation


                                        By:      /s/ James P. Kelly
                                            ----------------------------------
                                                James P. Kelly, President

AGREED TO AND ACCEPTED:


       /s/ Thomas A. Galas
---------------------------------
Thomas A. Galas

Dated:   May 16, 1995

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